EXHIBIT 5.1

                         [BREWER & PRITCHARD LETTERHEAD]


                                February 3, 1999



Dr. H. Dean Cubley
Eagle Wireless International, Inc.
910 Gemini
Houston, Texas 77058

Dear Dr. Cubley:

      As counsel for Eagle Wireless International, Inc., a Texas corporation ("Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form SB-2 (File Number 333-20011) filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission relating to the resale of (i) 16,850,002 shares of common stock ("Common Stock") (of which 5,308,334 shares are currently outstanding and 11,541,668 shares are issuable upon exercise of outstanding warrants), and (ii) 5,033,334 class B warrants ("Warrants").

      We are familiar with the registration statement and the registration contemplated thereby. In giving this opinion, we have reviewed the registration statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

      Based upon all the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

      2. The shares of Common Stock and Warrants are validly issued, fully paid and non-assessable.
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Dr. H. Dean Cubley
February 3, 1999
Page 2


      3. The shares of Common Stock underlying the Warrants to be issued upon exercise of such Warrants are validly authorized and, upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.

      We consent to the use in the registration statement of the reference to Brewer & Pritchard,
P.C. under the heading "Legal Matters."

      This opinion is conditioned upon the registration statement being declared effective and upon compliance by the Company with all applicable provisions of the Act and such state securities rules, regulations and laws as may be applicable.

                                          Very truly yours,

                                          BREWER & PRITCHARD, P.C.

                                          //BREWER & PRITCHARD//